Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment to Form S-3 (the “Registration Statement”) of our report dated February 10, 2004, relating to the financial statements and financial statement schedules, which appears in Commonwealth Telephone Enterprises, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

January 5, 2005